Exhibit 99.1

IBM to Acquire Confluent to Create Smart Data Platform for Enterprise Generative AI

-	$11B acquisition to deliver end-to-end data platform for businesses to connect, process and govern data for applications and AI agents
-	Transaction expected to be accretive to adjusted EBITDA within the first full year, and free cash flow in year two, post close

ARMONK, NY and MOUNTAIN VIEW, CA, Dec. 8, 2025 /PRNewswire/ -- IBM (NYSE: IBM) and Confluent, Inc. (NASDAQ:CFLT), the data streaming pioneer, today announced they have entered into a definitive agreement under which IBM will acquire all of the issued and outstanding common shares of Confluent for $31 per share, representing an enterprise value of $11 billion. Confluent provides a leading open-source enterprise data streaming platform that connects, processes and governs reusable and reliable data and events in real time, foundational for the deployment of AI.

IDC estimates that more than one billion new logical applications will emerge by 2028[1], reshaping technology architectures across industries. To fuel meaningful outcomes and drive productivity in operations, these applications, as well as AI agents, need access to connected and trusted data – in real time. IBM and Confluent will enable end-to-end integration of applications, analytics, data systems and AI agents to drive intelligence and resilience in hybrid cloud environments.

“IBM and Confluent together will enable enterprises to deploy generative and agentic AI better and faster by providing trusted communication and data flow between environments, applications and APIs. Data is spread across public and private clouds, datacenters and countless technology providers,” said Arvind Krishna, IBM chairman, president and chief executive officer. “With the acquisition of Confluent, IBM will provide the smart data platform for enterprise IT, purpose-built for AI.”

“Since its founding, Confluent has helped organizations unlock the full potential of their data, driving innovation in an increasingly complex IT landscape. We are extremely proud of the work we’ve done in providing clients with a real-time data streaming platform for the next era of technology, including generative and agentic AI,” said Jay Kreps, CEO & Co-founder, Confluent. “We are excited by the potential to join IBM and to accelerate our strategy with IBM’s go-to-market expertise, global scale and extensive portfolio. I look forward to the future we will build together as Confluent becomes part of IBM.”

1 *Source: IDC, 1 Billion New Logical Applications: More Background, doc #US51953724, April 2024

The real-time nature of Confluent’s platform is critical for organizations as they leverage data living across all IT environments. Confluent addresses the challenges of today’s technology and data landscape. Confluent excels at preparing data for AI, keeping it clean and connected across systems and applications, eliminating silos inherent in agentic AI. In the last four years alone, Confluent’s total addressable market (TAM) has doubled from $50 billion to $100 billion in 2025[2]. Confluent’s real-time data and event streaming capabilities, combined with IBM’s AI infrastructure software and Automation offerings, will better position the companies to capture this opportunity.

Transaction Rationale

-	Strategic Fit: Confluent is a natural fit for IBM, consistent with the company’s hybrid cloud and AI strategy. Data and applications are experiencing dramatic growth – by 2028, global data will more than double, and over one billion new applications will emerge. This exponential growth will be amplified by the continued adoption of AI, increasing demands on IT departments. Organizations around the world turn to IBM to simplify, automate and integrate disparate systems. The addition of Confluent will complement IBM’s existing capabilities in its Data and Automation portfolio. Additionally, the acquisition of Confluent represents further commitment to IBM’s 25-year history of open-source innovation and investment, building on the acquisitions of open-source leaders like Red Hat and HashiCorp.
-	Strong Synergy Opportunities: The acquisition of Confluent is expected to drive substantial product synergies across IBM’s portfolio - including AI products and services, Automation, Data and Consulting - and accelerate revenue growth by leveraging IBM’s go-to-market reach. The acquisition is also expected to result in significant operational efficiencies through IBM’s scale and best-in-class productivity actions.
-	Attractive Financial Profile: The acquisition of Confluent is expected to accelerate IBM’s growth over time. IBM also anticipates that the transaction will be accretive to adjusted EBITDA within the first full year and free cash flow in year two, post close.

Confluent is headquartered in Mountain View, CA and currently has more than 6,500 clients across major industries – more than 40% of the Fortune 500. The company partners and integrates across the technology industry with leaders like Anthropic, AWS, GCP, Microsoft, Snowflake and more. This is consistent with IBM’s approach to deep industry partnership and working across a broad and open technology ecosystem of application providers, ISVs and hyperscalers.

2 Source: Confluent Investor Day Presentation – https://investors.confluent.io/static-files/436f13c5-91cc-4ce7-9c5d-75db958cf9a9

Confluent is built on Apache Kafka®, an open-source data and event streaming platform for data in motion. Apache Kafka enables fast, reliable and scalable data streaming capabilities for analytics, monitoring and event-driven architectures. Confluent’s platform includes Data Streaming, Connectors, Stream Governance, Stream Processing, Tableflow, Confluent Intelligence and Streaming Agents. The platform has flexible deployment options, including:

-	Confluent Cloud: A fully managed deployment of Confluent’s data streaming platform. Its serverless Apache Kafka engine powers the most efficient way to deploy and scale real-time data streams in the cloud.
-	Confluent Platform: The self-managed deployment of Confluent’s data streaming platform, powered by a cloud-native, enterprise-grade distribution of Apache Kafka.
-	WarpStream: A hybrid Bring Your Own Cloud (BYOC) deployment model with the ease of use of a fully cloud hosted solution, but the cost profile, security and data sovereignty of a self-hosted deployment.
-	Confluent Private Cloud: Brings a cloud-native, managed-service experience to self-managed, private environments, applying Confluent Cloud’s Kora innovations to on-prem and private cloud Kafka workloads.

Transaction Details

Under the terms of the agreement, IBM will acquire all of the issued and outstanding common shares of Confluent for $31 per share in cash, representing an enterprise value of $11 billion. Confluent will be acquired with available cash on hand.

The board of directors of IBM and the board of directors and independent special committee of Confluent have each approved the transaction. The acquisition is subject to approval by Confluent shareholders, regulatory approvals and other customary closing conditions.

Confluent’s largest shareholders and investors, who collectively hold approximately 62% of the voting power of Confluent’s outstanding common stock, entered into a voting agreement with IBM pursuant to which each has agreed to vote all of their common shares in favor of the transaction and against any alternative transactions.

The transaction is expected to close by the middle of 2026.

Investor Briefing:

An investor briefing is available on the Investor Relations website here: https://www.ibm.com/investor/events/ibm-confluent

About IBM

IBM is a leading provider of global hybrid cloud and AI, and consulting expertise. We help clients in more than 175 countries capitalize on insights from their data, streamline business processes, reduce costs and gain the competitive edge in their industries. Thousands of government and corporate entities in critical infrastructure areas such as financial services, telecommunications and healthcare rely on IBM's hybrid cloud platform and Red Hat OpenShift to affect their digital transformations quickly, efficiently and securely. IBM's breakthrough innovations in AI, quantum computing, industry-specific cloud solutions and consulting deliver open and flexible options to our clients. All of this is backed by IBM's legendary commitment to trust, transparency, responsibility, inclusivity and service. Visit www.ibm.com for more information.

About Confluent

Confluent is the data streaming platform that is pioneering a fundamentally new category of data infrastructure that sets data in motion. Confluent’s cloud-native offering is the foundational platform for data in motion – designed to be the intelligent connective tissue enabling real-time data, from multiple sources, to constantly stream across the organization. With Confluent, organizations can meet the new business imperative of delivering rich, digital front-end customer experiences and transitioning to sophisticated, real-time, software-driven backend operations.

Press Contacts

IBM:

Tim Davidson, 914-844-7847
tfdavids@us.ibm.com

Confluent:

Justin Dorff, 510-875-9608

pr@confluent.io

Forward-Looking Statements

Certain statements contained in this communication may be characterized as forward-looking under the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially.

Statements in this communication regarding IBM and Confluent that are forward-looking may include statements regarding: (i) the transaction; (ii) the expected timing of the closing of the transaction; (iii) considerations taken into account in approving and entering into the transaction; (iv) the anticipated benefits to, or impact of, the transaction on IBM's and Confluent’s businesses; and (v) expectations for IBM and Confluent following the closing of the transaction. There can be no assurance that the transaction will be consummated.

Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from Confluent’s stockholders for the Transaction or required regulatory approvals to consummate the transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Transaction, including in circumstances requiring Confluent to pay a termination fee; (iii) possible disruption related to the transaction to IBM's and Confluent’s current plans, operations and business relationships, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and other charges incurred by IBM and Confluent related to the transaction; (v) the risk that IBM's or Confluent’s stock price may fluctuate during the pendency of the transaction and may decline if the transaction is not completed; (vi) the diversion of IBM and Confluent management's time and attention from ongoing business operations and opportunities; (vii) the response of competitors and other market participants to the transaction; (viii) potential litigation relating to the transaction; (ix) uncertainty as to timing of completion of the Transaction and the ability of each party to consummate the transaction; and (x) other risks and uncertainties detailed in the periodic reports that IBM and Confluent filed with the SEC, including IBM's and Confluent’s respective Annual Reports on Form 10-K. All forward-looking statements in this communication are based on information available to IBM and Confluent as of the date of this communication, and, except as required by law, IBM and Confluent do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Presentation of Information

In an effort to provide investors with additional information, IBM has disclosed in this press release the following non-GAAP information: free cash flow and adjusted EBITDA; which management believes provides useful information to investors. Refer to Exhibit 99.2 included in the company’s Form 8-K dated October 22, 2025, for further information regarding the use of these non-GAAP metrics.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Confluent, Inc. (the “Company”) by International Business Machines Corporation (“Parent”) pursuant to the Agreement and Plan of Merger, dated as of December 7, 2025, by and among the Company, Parent and Corvo Merger Sub, Inc. The Company intends to file a preliminary and definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a special meeting of stockholders to be held in connection with the proposed acquisition. After filing the definitive proxy statement (the “Proxy Statement”) with the SEC, the Company will mail the Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting. The Proxy Statement will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC RELATING TO THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and stockholders of the Company may obtain a free copy of the preliminary and definitive versions of the proxy statement once filed, as well as other relevant filings containing information about the Company and the proposed acquisition, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (https://www.sec.gov) or from the Company by going to the Company’s Investor Relations Page on its website (https://www.confluent.io).